SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

CAPLEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     (212) 217-6300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Sales Agreement

On March 15, 2013, CapLease, Inc. (“we” or the “Company”) and the Company’s subsidiary Caplease, LP (the “Operating Partnership”) entered into an At-The-Market Issuance Sales Agreement (the “Sales Agreement”) with MLV & Co. LLC (“MLV” or the “Sales Agent”), relating to shares of the Company’s 7.25% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”). Pursuant to the Sales Agreement, we may offer and sell up to 2,800,000 shares of Series C Preferred Stock (such shares of Series C Preferred Stock, the “Securities”) from time to time through or to MLV as the Sales Agent.

Sales of the Securities, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Securities or to or through a market maker, or (in consultation with the Company) in privately negotiated transactions. We have no obligation to sell any Securities pursuant to the Sales Agreement, and may at any time suspend solicitation and offers pursuant to the Sales Agreement or terminate the Sales Agreement.

The compensation to the Sales Agent for sales of the Securities will be a commission equal to up to 2.0% of the gross proceeds from the sales of shares pursuant to the Sales Agreement. Pursuant to the Sales Agreement, the Sales Agent will use commercially reasonable efforts to sell the Securities on our behalf. Under the terms of the Sales Agreement, we may also sell the Securities to the Sales Agent as principal for its own account at prices agreed upon at the time of sale. If we sell the Securities to the Sales Agent as principal, we will enter into a separate terms agreement with the Sales Agent.  We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

We intend to use the net proceeds from the sale of the Securities, if any, for general corporate purposes, which are expected to primarily include repurchase or redemption of (i) the Company’s 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share and (ii) its 7.50% convertible senior notes.

The Securities will be offered pursuant to our shelf registration statement on Form S-3 (File No. 333-171408) (the “Registration Statement”), which was declared effective on February 14, 2011 by the Securities and Exchange Commission (the “Commission”).

A prospectus supplement relating to the Securities and an accompanying prospectus were filed with the Commission on March 15, 2013, and are part of our Registration Statement. Interested investors should read the Registration Statement and all documents incorporated therein by reference. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The description of the Sales Agreement is qualified by reference to the complete agreement that is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

MLV and its affiliates have provided, and may in the future provide, various investment banking and advisory services to us from time to time for which they have received, and may in the future receive, customary fees and expenses. MLV previously acted as representative of the underwriters in a public offering of 850,000 shares of the Series C Preferred Stock completed on January 25, 2013, for which MLV and the other underwriter received customary compensation.

Amendment to Operating Partnership Agreement

Also on March 15, 2013, the Company, as general partner of the Operating Partnership, amended the Operating Partnership’s First Amended and Restated Limited Partnership Agreement (the “Fourth Amendment”) to permit the issuance of 2,800,000 additional Series C Preferred Units of the Operating Partnership. The Series C Preferred Units are intended to be issued from time to time to the Company in exchange for the contribution of the net proceeds from the Company’s sale of the Securities pursuant to the Sales Agreement. The foregoing description of the Fourth Amendment is qualified in its entirety by reference to the Fourth Amendment filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.03.     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 15, 2013, the Company amended its Articles of Incorporation solely to increase the number of authorized shares of its Series C Preferred Stock. The amendment was filed in connection with the Sales Agreement discussed in Item 1.01 above, and increases the authorized number of shares of Series C Preferred Stock by 2,800,000 shares, to a total of 4,500,000 shares. A copy of the Company’s Articles Supplementary, as filed with the Maryland State Department of Assessments and Taxation, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

1.1	At-The-Market Issuance Sales Agreement, dated as of March 15, 2013, between MLV & Co. LLC, CapLease, Inc. and Caplease, LP
3.1	Articles Supplementary with respect to the 7.25% Series C Cumulative Redeemable Preferred Stock
5.1	Opinion of Hunton & Williams LLP regarding the legality of the Securities
8.1	Opinion of Hunton & Williams LLP regarding certain tax matters
10.1	Fourth Amendment to First Amended and Restated Limited Partnership Agreement of Caplease, LP
23.1	Consent of Hunton & Williams LLP (included in Exhibit 5.1)
23.2	Consent of Hunton & Williams LLP (included in Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel &
Corporate Secretary

DATE: March 15, 2013

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